Exhibit 99.1

LUMINEX CORPORATION REPORTS 3RD QUARTER 2015 RESULTS

AUSTIN, Texas (November 2, 2015) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the third quarter ended September 30, 2015. Financial and operating highlights for the quarter include the following:

•	Increased third quarter 2015 revenue by 7 percent to $60.6 million, over the third quarter of 2014.

•	Increased Q3 2015 system sales by 26 percent to $9.6 million over the third quarter of 2014.

•	Grew third quarter 2015 assay revenue by 12 percent to $24.6 million over results from the third quarter of 2014.

•	Decreased operating expenses as a percentage of revenue to 53 percent for the third quarter of 2015, a 7 point improvement from the third quarter of 2014.

•	Improved operating profits for the quarter by 94% as a result of both increased revenues and significant expense control.

•
Delivered GAAP net income for the third quarter of $6.4 million, or $0.15 per diluted share. Non-GAAP net income for the third quarter was $9.3 million, or $0.22 per diluted share (see Non-GAAP reconciliation).

•	Cash and short and long-term investments at quarter’s end totaled approximately $136 million, an increase of approximately $28 million compared with year-end 2014.

•	Raising 2015 revenue guidance range to between $235 million and $238 million from the prior range of between $232 million and $236 million.

•	In October, Luminex submitted a 510(k) pre-market submission to the FDA for the ARIES® Group B Streptococcus (GBS) Assay.

“This was a record quarter for Luminex as the Company exceeded $60 million in revenue for the first time. Our solid performance in the quarter reflects the merits of our balanced business model and the focus on appropriate resource allocation. This coupled with the hard work of our dedicated employees resulted in an operating profit of approximately $10 million, nearly double the amount reported for the same period last year,” said Homi Shamir, President and Chief Executive Officer of Luminex. “We believe that the recent FDA clearance for our ARIES® system and ARIES® HSV 1 & 2 assay will prove to be an exciting milestone for the Company in the large, sample-to-answer molecular diagnostic market. We look forward to launching ARIES this week at the Association for Molecular Pathology meeting in our home town of Austin.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	September 30,		Variance
	2015	2014	($)	(%)
	(unaudited)

System sales	$9,622	$7,624	$1,998	26%
Consumable sales	10,940	12,124	(1,184)	-10%
Royalty revenue	10,249	9,690	559	6%
Assay revenue	24,639	22,056	2,583	12%
All other revenue	5,151	5,190	(39)	-1%
	$60,601	$56,684	$3,917	7%

	Nine Months Ended
	September 30,		Variance
	2015	2014	($)	(%)
	(unaudited)

System sales	$22,129	$22,328	$(199)	-1%
Consumable sales	32,714	37,521	(4,807)	-13%
Royalty revenue	32,024	29,215	2,809	10%
Assay revenue	74,323	63,602	10,721	17%
All other revenue	16,069	16,211	(142)	-1%
	$177,259	$168,877	$8,382	5%

Additional Financial Highlights:

•	Infectious disease assay sales were approximately 68 percent of total assay sales for the quarter and genetic testing assays were 32 percent.

•	Royalty revenues reflect total royalty-bearing end-user sales for the quarter of $120.8 million.

•	307 multiplexing analyzers were shipped during the quarter, which included 113 MAGPIX® systems, 164 LX systems, and 30 FLEXMAP 3D® systems.

•	Cash and investments at quarter-end totaled $135.6 million.

•	Days sales outstanding (DSO) was 40 days at quarter-end.

FINANCIAL OUTLOOK AND GUIDANCE

The Company updates its revenue guidance range for the full-year 2015 to between $235 million and $238 million.

CONFERENCE CALL

Management will host a conference call at 3:30 p.m. CST/4:30 p.m. EST, Monday, November 2, 2015 to discuss the operating highlights and financial results for the third quarter ended September 30, 2015. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; the development progress of our pipeline products, including ARIES and NxTAG products, market acceptance of our products, including instruments, consumables and assays, regulatory clearance of our products; the ability of our investment in current initiatives and new products to drive long-term value for our shareholders; and, projected 2015 performance, including revenue guidance. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology in development, including ARIES and NxTAG, the uncertainty relating to increased focus on direct sales to the end user, dependence on strategic partners for development, commercialization and distribution of products, concentration of Luminex’ revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’ technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges, the timing of and process for regulatory approvals, the impact of the ongoing uncertainty in global finance markets and changes in governmental funding, including its effects on the capital spending policies of Luminex’ partners and end users and their ability to finance purchases of Luminex’ products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, fluctuations in bulk purchases of consumables, fluctuations in product mix, and the seasonal nature of some of Luminex’ assay products, Luminex’ ability to obtain and enforce intellectual property protections on Luminex’ products and technologies, risks and uncertainties associated with implementing Luminex’ acquisition strategy, including Luminex’ ability to obtain financing, Luminex’ ability to integrate acquired companies or selected assets into Luminex’ consolidated business operations, and the ability to recognize the benefits of Luminex’ acquisitions, reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, changes in principal members of Luminex’ management staff, potential shortages, or increases in costs, of components or other disruptions to Luminex’ manufacturing operations, competition and competitive technologies utilized by Luminex’ competitors, Luminex’ ability to successfully launch new products in a timely manner, Luminex’ increasing dependency on information technology to enable Luminex to improve the effectiveness of Luminex’ operations and to monitor financial accuracy and efficiency, the implementation, including any modification, of Luminex’ strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex, and risks relating to Luminex’ foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; the burden of monitoring and complying with foreign and international laws and treaties; and the burden of complying with and change in international taxation policies, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2015 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$119,553	$91,694
Short-term investments	12,006	—
Accounts receivable, net	26,161	28,272
Inventories, net	29,315	36,616
Deferred income taxes	5,125	12,203
Prepaids and other	9,694	8,235
Total current assets	201,854	177,020
Property and equipment, net	48,037	39,945
Intangible assets, net	53,927	56,382
Deferred income taxes	15,129	15,400
Long-term investments	4,003	15,975
Goodwill	49,619	49,619
Other	3,758	3,185
Total assets	376,327	357,526
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,283	$11,841
Accrued liabilities	13,005	14,118
Deferred revenue	4,373	4,407
Total current liabilities	26,661	30,366
Deferred revenue	2,119	2,297
Other	5,041	4,869
Total liabilities	33,821	37,532
Stockholders' equity:
Common stock	42	42
Additional paid-in capital	315,803	309,424
Accumulated other comprehensive loss	(1,095)	(744)
Retained earnings	27,756	11,272
Total stockholders' equity	342,506	319,994
Total liabilities and stockholders' equity	$376,327	$357,526

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenue	$60,601	$56,684	$177,259	$168,877
Cost of revenue	18,789	17,674	51,958	51,766
Gross profit	41,812	39,010	125,301	117,111
Operating expenses:
Research and development	10,093	10,327	31,748	32,719
Selling, general and administrative	21,236	21,423	61,740	61,838
Amortization of acquired intangible assets	777	964	2,455	2,949
Restructuring costs	—	1,300	—	1,653
Total operating expenses	32,106	34,014	95,943	99,159
Income from operations	9,706	4,996	29,358	17,952
Interest expense from long-term debt	—	—	—	(6)
Other income, net	13	(15)	964	(35)
Settlement of litigation	—	—	(7,300)	—
Income before income taxes	9,719	4,981	23,022	17,911
Income tax expense	(3,317)	569	(6,538)	(1,670)
Net income	$6,402	$5,550	$16,484	$16,241
Net income per share, basic	$0.15	$0.13	$0.39	$0.39
Shares used in computing net income per share, basic	42,152	41,714	42,041	41,496
Net income per share, diluted	$0.15	$0.13	$0.39	$0.39
Shares used in computing net income per share, diluted	42,556	42,381	42,354	42,127

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$6,402	$5,550	$16,484	$16,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,411	3,400	9,733	10,935
Stock-based compensation	3,099	2,622	7,768	7,052
Deferred income tax (benefit) expense	176	(3,568)	6,207	(1,048)
Excess income tax (benefit) expense from employee stock-based awards	14	(1,315)	1,005	(1,315)
(Gain) loss on sale or disposal of assets	(62)	48	(743)	231
Non-cash restructuring charges	—	1,192	—	2,388
Other	(25)	(28)	(128)	(360)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,985)	203	2,101	3,742
Inventories, net	3,364	(1,943)	7,414	(3,465)
Other assets	764	(829)	(1,629)	(792)
Accounts payable	1,238	1,227	(2,536)	(878)
Accrued liabilities	(3,466)	4,922	(3,078)	407
Deferred revenue	(36)	46	(212)	53
Net cash provided by operating activities	10,894	11,527	42,386	33,191
Cash flows from investing activities:
Purchases of available-for-sale securities	—	(8,000)	—	(10,996)
Sales and maturities of available-for-sale securities	—	2,996	—	7,509
Purchase of property and equipment	(2,731)	(5,540)	(15,299)	(11,795)
Proceeds from sale of assets	—	5	893	44
Acquired technology rights	(650)	—	(852)	(64)
Net cash used in investing activities	(3,381)	(10,539)	(15,258)	(15,302)
Cash flows from financing activities:
Payments on debt	—	—	—	(1,621)
Proceeds from employee stock plans and issuance of common stock	977	327	1,690	3,807
Excess income tax (benefit) expense from employee stock-based awards	(14)	1,315	(1,005)	1,315
Net cash provided by financing activities	963	1,642	685	3,501
Effect of foreign currency exchange rate on cash	13	(217)	46	(191)
Change in cash and cash equivalents	8,489	2,413	27,859	21,199
Cash and cash equivalents, beginning of period	111,064	86,710	91,694	67,924
Cash and cash equivalents, end of period	$119,553	$89,123	$119,553	$89,123

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Income from operations	$9,706	$4,996	$29,358	$17,952
Stock-based compensation	3,099	2,622	7,768	7,052
Amortization of acquired intangible assets	777	964	2,455	2,949
Costs associated with legal proceedings	10	1,028	630	2,628
Severance costs	90	942	284	987
Restructuring costs	—	1,332	—	2,652
Adjusted income from operations	$13,682	$11,884	$40,495	$34,220
Interest expense from long-term debt	—	—	—	(6)
Other income, net	13	(15)	964	(35)
Gain on sale of cost method equity investment	—	—	(892)	—
Income tax expense	(3,317)	569	(6,538)	(1,670)
Income tax effect of above adjusting items	(1,115)	(941)	(3,588)	(1,649)
Income tax benefit from intercompany debt cancellation	—	—	—	(994)
Adjusted net income	$9,263	$11,497	$30,441	$29,866
Adjusted net income per share, basic	$0.22	$0.28	$0.72	$0.72
Shares used in computing adjusted net income per share, basic	42,152	41,714	42,041	41,496
Adjusted net income per share, diluted	$0.22	$0.27	$0.72	$0.71
Shares used in computing adjusted net income per share, diluted	42,556	42,381	42,354	42,127

The Company makes reference in this release to “non-GAAP operating income” and “non-GAAP net income” which excludes stock-based compensation expense, amortization of acquired intangible assets and the impact of costs associated with legal proceedings, which are unpredictable and can vary significantly from period to period, including costs associated with litigation against ENZO Life Sciences, Inc. and Irori Technologies, Inc. discussed in the Legal Proceedings section of our previously filed 10-K and 10-Qs and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.